EXHIBIT 3.1

No. of Company:  201008907C

The Companies Act (Cap. 50)

PRIVATE COMPANY LIMITED BY SHARES

Memorandum

And

Articles of Association

Of

INTERPARFUMS SINGAPORE PTE. LTD.

Incorporated on the 26th day of April 2010

ASA Corporate Services Pte. Ltd.
55 Market Street #08-01
Singapore 048941
Tel: 6311 0030
Fax: 6311 0058

E-mail:  enquiries@asalliance.com.sg

Lodged in the Office of the Registrar of Companies,
Accounting and Corporate Regulatory Authority, Singapore

The Companies Act (Cap. 5)

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

of

INTERPARFUMS SINGAPORE PTE. LTD.

NAME

1.	The name of the Company is INTERPARFUMS SINGAPORE PTE. LTD.

REGISTERED OFFICE

2.	The registered office of the Company will be situated in the Republic of Singapore.

LIABILITY OF MEMBERS

3.	The liability of the members is limited.

PRINCIPAL ACTIVITIES

4.
The Company shall have full capacity to carry on or undertake any business or activity, to do all things, any act or enter into any transaction and shall have full power to exercise all or any of the powers, rights and privileges thereof, subject to the provisions of the Companies Act, Cap. 50 and any other written law for the time being applicable to it.

SUBCRIBER

5.
We, whose name and address are hereunto subscribed are desirous of being formed into a company in pursuance of this Memorandum of Association and we agree to take the number of shares in the capital of the Company set opposite our name.

NAME, ADDRESS AND DESCRIPTION		NUMBER OF SHARE TAKEN
OF SUBSCRIBER		BY SUBSCRIBER	CURRENCY

Name:	Inter Parfums, S.A.	One (1)	Singapore
Dollars

Address:	4 rond-point des Champs
Elysees F – 75008
Paris, France

Description:	Company Incorporated in Paris, France

Philippe Benacin, CEO of Inter Parfums, S.A.

acting for and on behalf of Inter Parfums, S.A. pursuant to the Power of Attorney dated

/s/ Philippe Benacin
(signature)	[inter parfums sa seal]

Witness to the above signature

Name:

(Notary Public) [/s/ unintelligible]

Total number of share(s) taken	One (1)

Dated this 22nd day of April 2010

interparfums

POWER OF ATTORNEY

BY THIS POWER OF ATTORNEY given on the 22nd day of April 2010, Inter Parfums, S.A., a company incorporated in Paris, France and having its registered office at 4 rond-point des Champs, Elysees F-75008, Paris, France hereby appoints Mr. Philippe Benacin, Passport no. 09AR50223 of 17 April 2009 (hereinafter called “the Attorney”), its true and lawful attorney and the attorney be and is hereby authorized to subscribe on behalf of Inter Parfums, S.A. to the Memorandum and Articles of Associate of a company to be incorporated in Singapore and to be known as Interparfums Singapore Pte. Ltd. (the “Company”) for one ordinary share valued at S$1.00 in the capital of the Company and to sign any other documents requiring execution by Inter Parfums, S.A. relating to the incorporation of such Company.

The Common Seal of	)
INTER PARFUMS, S.A,	)
Was hereunto affixed in the	)
presence of:	)	/s/ Philippe Santi

[/s/ notary- unintelligible]		Director

The Companies Act (Cap. 50)

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

INTERPARFUMS SINGAPORE PTE. LTD.

PRELIMINARY

1.	Table ‘A’ excluded

The regulations contained in Table A in the Fourth Schedule to the Companies Act (Cap. 50) shall not apply to the Company, except so far as the same are repeated or contained in these Articles.

2.	Definitions

In these Articles, unless the context otherwise requires:

“the Act”	means the Companies Act (Cap. 50) or any statutory modification thereof for the time being in force;

“Articles”	means these Articles of Association in their original form or as amended from time to time;

“Company”	means the abovenamed Company by whatever name from time to time called;

“Directors” or
“the Board”	means the Directors for the time being of the Company as a body or a quorum of the Directors present at a meeting of the Directors;

“dividend”	includes bonus;

“member”	means a member of the Company;

“month”	means a calendar month;

“office”	means the registered office of the Company;

“permitted
alternative form”	includes electronic mail, facsimile, telex, website hyperlinks and such other means of electronic communication as may be agreed to by the Company and its members from time to time;

“seal”	means the common seal of the Company;

“Secretary”	means any person appointed to perform the duties of a secretary of the Company and includes Deputy Secretary or an Assistant Secretary;

“Statutes”	means the Act and every other Act being in force concerning companies and affecting the Company;

“treasury shares”
means an issued share of the Company which was (or is treated as having been) purchased by the Company in circumstances which section 76H of the Act applies and has since such purchase been continuously held by the Company;

“$”	refers to the lawful currency of Singapore;

expressions referring to writing shall, unless the contrary intention appears, be construed as including references to printing, lithography, photography and other modes of representing or reproducing words in a visible form;

words or expressions contained in these Articles shall be interpreted in accordance with the provision of the Interpretation Act (Cap. 1) and of the Act;

word denoting the singular number only shall include the plural number and vice versa; words denoting the masculine gender only shall include the feminine and neuter genders; words denoting persons shall include corporations and other bodies of persons; and

the marginal notes in these Articles are inserted for convenience and reference only and are in no way designed to limit or circumscribe the scope of these Articles.

PRIVATE COMPANY

3.	The Company is a private company, and accordingly:

(a)
The number of the members of the Company (not including persons who are in the employment of the Company, and persons who, having been formerly in the employment of the Company, were while in that employment, and have continued after the determination of that employment to be, members of the Company) shall be limited to 50, provided that where two or more persons hold one or more shares in the Company jointly they shall, for the purposes of this Article, be treated as a single member; and

(b)	the right to transfer the shares of the Company shall be restricted in the manner hereinafter appearing.

BUSINESS

4.	Business of Company

Any branch or kind of business which by the Memorandum of Association of the Company or these Articles is either expressly or by implication authorized to be undertaken by the Company may be undertaken by the Directors at such time or times as they shall think fit and further may be suffered by them to be in abeyance whether such branch or kind of business may have been actually commenced or not, so long as the Directors may deem it expedient not to commence or proceed with such branch or kind of business.

SHARES

5.	Issue of shares

(1)	No shares shall be issued by the Directors without the prior approval of the Company in general meeting.

(2)
Unless otherwise determined by the Company by special resolution or otherwise agreed by the holders of all the shares for the time being issued, all shares shall before issue be offered for subscription to the members in proportion as nearly as the circumstances will admit to the number of shares then held by them.  Any such offer shall be made by notice specifying the number and class of shares and the price at which the same are offered and limiting the time (not being less than 28 days, unless the member to whom the offer is to be made otherwise agrees) within which the offer if not accepted will be deemed to be declined.

(3)
Subject as aforesaid, all new shares to be issued by the Company shall be at the disposal of the Directors and they may allot or grant options over or otherwise deal with or dispose of the same to such persons, at such times, and generally on such terms as they think proper.

(4)
Without prejudice to any special rights or privileges attached to any then existing shares in the capital of the Company, any share may be issued upon such terms and conditions, and with such rights and privileges attached thereto, as the Company by special resolution may direct or, if no such direction be given, as the Directors shall determine, and in particular such shares may be issued with preferential, qualified or deferred right to dividends and in the distribution of assets of the Company, and with a special or restricted right of voting, and any preference share may be issued on the terms that it is, or at the option of the Company, liable to be redeemed.

6.	Variation of rights

If at any time the issued share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class.  To every such separate general meeting the provisions of these Articles relating to general meetings shall mutatis mutandis apply, but so that the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.  Provided always that where the necessary majority for such a special resolution is not obtained at the meeting, consent in writing if obtained from the holders of three-fourths of the issued shares of the class concerned within two months of the meeting shall be as valid and effectual as a special resolution carried at the meeting.

7.	Repurchase of shares

Subject to and in accordance with the provisions of the Act, the Company may purchase or otherwise acquire shares issued by it on such terms as the Company may think fit and in the manner prescribed by the Act.  Unless as permitted under Article 8 hereof, all shares repurchased by the Company shall be deemed to be cancelled on purchase or acquisition by the Company.  In the cancellation of any share as aforesaid, the rights and privileges attached to that share shall expire.  In any other instance, the Company may hold or deal with any such share so purchased or acquired by it in such manner as may be permitted by, and in accordance with, the Act.

8.	Treasury shares

The Company may hold or deal with its treasury shares in the manner authorized by, or prescribed pursuant to, the Act.  The treasury shares shall have no voting rights and shall not be entitled to any dividend or other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to members on a winding up) that may be made by the Company.

9.	Power to charge interest on capital

Where any shares are issued for the purpose of raising money to defray the expenses of the construction of any works or buildings, or the provision of any plant which cannot be made profitable for a lengthened period, the Company may pay interest on so much of that issued capital as is for the time being paid up for the period and subject to the conditions and restrictions mentioned in the Act may charge the same to capital as part of the cost of the construction of the works or buildings or the provision of the plant.

10.	Power to pay commission and brokerage

The Company may exercise the powers of paying commissions on any issue of shares at such rate or amount and in such manner as the Directors may deem fit.  Such commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other.  The Company may also on any issue of shares pay such brokerage as may be lawful.

11.	No trust recognized

Except as required by law, no person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or unit of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

SHARE CERTIFICATES

12.	Entitlement to certificate

Every person whose name is entered as a member in the Register of Members shall be entitled without charge to receive within two months after allotment or one month after the lodgment of transfer one certificate for all his shares of any one class, or upon payment of $2.00 (or such lesser sum as the Directors may from time to time determine) several certificates in reasonable denominations in respect of shares of any one class.  Where a member transfers part only of the shares comprised in a certificate, one new certificate for the balance of such shares shall be issued in lieu of the old certificate without charge.  In the case of a share held jointly by several persons the Company shall not be bound to issue more than one certificate and delivery thereof to one of several joint holders shall be sufficient delivery to all such holders.

13.	Form of share certificate

Every certificate of title to shares shall be issued under the seal in such form as the Directors shall from time to time prescribe, shall bear the autographic or facsimile signatures of either two Directors or one Director and the Secretary or some other person appointed by the Directors and shall specify the number and class of shares to which it relates and the amounts paid and the amounts (if any) unpaid thereon.  Every certificate of title to debentures shall bear the autographic or facsimile signature of a Director.

14.	Replacement of certificate

Subject to the provisions of the Act, if any share certificate shall be defaced,  worn out, destroyed, lost or stolen, it may be renewed on such evidence being produced and such letter of indemnity (if any) being given as the Directors of the Company may require, and in the case of defacement or wearing out on delivery of the old certificate and in any case on payment of such sum not exceeding $2.00 as the Directors may from time to time require.  In the case of the certificate being destroyed, lost or stolen a shareholder or person entitled to whom such renewed certificate is given shall also bear the loss and pay to the Company all expenses incidental to the investigations by the Company of the evidence of such destruction or loss.

JOINT HOLDERS OF SHARES

15.	Rights and liabilities of joint holders

Where two or more persons are registered as the holders of any share they shall be deemed to hold the same as joint tenants with benefit of survivorship subject to the following provisions:

(a)	the Company shall not be bound to register more than three persons as the holders of any share, except in the case of executors or trustees of a deceased shareholder;

(b)	the joint holders of a share shall be liable severally as well as jointly in respect of all payments which ought to be made in respect of such share;

(c)
on the death of any one of such joint holders the survivor or survivors shall be the only person or persons recognised by the Company as having any title to such share but the Directors may require such evidence of death as they may deem fit;

(d)	any one of such joint holders may give effectual receipts for any dividend payable to such joint holders; and

(e)
only the person whose name stands first in the Register as one of the joint holders of any share shall be entitled to delivery of the certificate relating to such share or to receive notices from the Company and any notice given to such person shall be deemed notice to all the joint holders.

16.	Company’s lien

The Company shall have a first and paramount lien on shares registered in the name of a member (whether fully paid or not) and on dividends from time to time declared in respect of such shares for all moneys due to the Company from him or his estate either alone or jointly with any other person whether a member or not and whether such moneys are presently payable or not.

17.	Sale of shares subject to lien

The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount  in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the person entitled thereto by reason of his death or bankruptcy.

18.	Rights of purchaser of such shares

To give effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof.  The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

19.	Application of proceeds of such sale

The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and accrued interest and expenses, and the residue, if any, shall be paid to the person entitled to the shares at the date of the sales, or, his executors, administrators or assignees or as he may direct.

CALLS ON SHARES

20.	Calls on shares

The Directors may from time to time make calls upon the members in respect of any money unpaid on their shares and not by the conditions of allotment thereof made payable at fixed times, provided that no call shall be payable at less than one month from the date fixed for the payment of the last preceding call, and each member shall (subject to receiving at least 14 days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares.  A call may be revoked or postponed as the Directors may determine.

21.	Time when made

A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by installments.

22.	Interest on unpaid calls

If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding 8 per cent per annum as the Directors may determine, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

23.	Sum due on allotment

Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, shall for the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable, and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture, or otherwise shall apply as if the sum had become payable by virtue of a call duly made and notified.

24.	Rights of member suspended until calls are duly paid

No member shall be entitled to receive any dividend or to be present or vote at any meeting or upon a poll, or to exercise any privilege as a member until he shall have paid all calls for the time being due and payable on every share held by him, whether alone or jointly with any other person, together with interest and expenses (if any).

25.	Power to differentiate

The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

26.	Payment in advance of calls

The Directors may, if they think fit, receive from any member willing to advance the same all or any part of the money uncalled and unpaid upon any shares held by him, and upon all or any part of the money so advanced may (until the same would, but for the advance, become payable) pay interest at such rate not exceeding (unless the Company in general meeting shall otherwise direct) 8 per cent per annum as may be agreed upon between the Directors and the member paying the sum in advance.  Capital paid on shares in advance of calls shall not, whilst carrying interest, confer a right to participate in profits.

TRANSFER OF SHARES

27.	Form of transfer

Subject to these Articles any member may transfer all or any of his shares.  Every transfer must be in writing and in the usual form or in any form approved by the Directors.  The instrument of transfer of a share shall be signed both by the transferor and by the transferee and be witnessed.  The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register of Members in respect thereof.  Shares of different classes shall not be comprised in the same instrument of transfer.

28.	Retention of transfers

All instruments of transfer which shall be registered shall be retained by the Company but any instrument of transfer which the Directors may refuse to register shall (except in any case of fraud) be returned to the party presenting the same.

29.	Right to decline to accept transfer

The Directors may decline to accept any instrument of transfer unless:-

(a)	such fee not exceeding $2.00 as the Directors may from time to time determine is paid to the Company in respect thereof;

(b)	the instrument of transfer is duly stamped in accordance with any law for the time being in force relating to stamp duty;

(c)
the instrument of transfer is deposited at the office or at such other place (if any) as the Directors may appoint accompanied by a certificate of payment of stamp duty (if any), the certificates of the shares to which the transfer relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer and, if the instrument of transfer is executed by some other person on his behalf, the authority of the person so to do; and

(d)
such fee not exceeding $2.00 as the Directors may from time to time determine is paid to the Company in respect of the registration of any probate, letters of administration, certificate of marriage or death, power of attorney or any document relating to or affecting the title to the shares.

30.	Infant, bankrupt or person of unsound mind

No share shall in any circumstances be transferred to any infant or bankrupt or person of unsound mind.

31.	Pre-emption rights

(1)
Unless otherwise agreed by the holders of all the shares for the time being issued, any person proposing to transfer a share (hereinafter called “the proposing transferor”) shall give notice in writing (hereinafter called “a transfer notice”) to the Company that he desires to transfer the same.  Such notice shall specify the sum he fixes as the fair value and shall constitute the Company his agent for the sale of the share to the other members in proportion to their shareholding in the Company (hereinafter called “the purchasing member”) at the price so fixed or at the option of the purchasing member at the fair value to be fixed by the auditors of the Company in accordance with Article 31(4) hereof.

(2)
A transfer notice may include several shares and in such case shall operate as if it were a separate notice in respect of each.  A transfer notice shall not be revocable except with the sanction of the Directors.

(3)
If the Company shall within 28 days after being served with a transfer notice find a purchasing member and shall give notice thereof to the proposing transferor, he shall be bound upon payment of the fair value as fixed in accordance with paragraph (1) or (4) of this Article 31 to transfer the share to the purchasing member.

(4)
In case any difference arises between the proposing transferor and the purchasing member as to the fair value of a share, the auditors shall on the application of either party certify in writing the sum which in their opinion is the fair value and such sum shall be deemed to be the fair value and in so certifying the auditors shall be considered to be acting as experts and not as arbitrators and accordingly the Arbitration Act (Cap. 10) shall not apply.  The interval between the date of the application to the auditors and the date of their certificate shall not be taken into consideration in calculating the period referred to in the preceding paragraph.

(5)
If in any case the proposing transferor after having become bound as aforesaid makes default in transferring the share, the Company may receive the purchase money and the proposing transferor shall be deemed to have appointed any one Director or the Secretary of the Company as his agent to execute a transfer of the share to the purchasing member, and upon the execution of such transfer the Company shall hold the purchase money in trust for the proposing transferor.  The receipt of the Company for the purchase money shall be a good discharge to the purchasing member, and after his name has been entered in the Register of Members in purported exercise of the aforesaid power the validity of the proceedings shall not be questioned by any person.

(6)
If the Company shall not within the period referred to in paragraph (3) of this Article 31 find a purchasing member and give notice in the manner aforesaid the proposing transferor shall at any time within three months afterwards be at liberty, subject to Article 29 hereof, to sell and transfer the share (or where there are more shares than one, those not placed) to any person and at a price which is not less than that specified by him in the transfer notice.

32.	Directors’ right to refuse transfer of shares

The Directors may refuse to register the transfer of any share:-

(a)	if the share has not been fully paid or is subject to a lien; or

(b)	if the provisions of these Articles relating to the transfer of shares have not been compiled with.

33.	Directors to give reasons for refusal to transfer

If the Directors shall refuse to register the transfer of any share they shall within one month of the date on which the application for transfer was made serve on the transferor and transferee a notice in writing stating the reasons justifying the refusal to transfer and a notice of refusal as required by the Act.

34.	Register of Transfers

The Company shall maintain a Register of Transfers which shall be kept under the control of the Directors, and in which shall be entered the particulars of every transfer of shares.  The Register of Transfers may be closed at such times and for such periods as the Directors may from time to time determine provided always that it shall not be closed for more than 30 days in the aggregate in any year.

TRANSMISSION OF SHARES

35.	Transmission on death

In case of the death of a member the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.

36.	Persons becoming entitled on death or bankruptcy of a member may be registered

Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before his death or bankruptcy.

37.	Rights of persons becoming entitled or death or bankruptcy of member

If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.  If he elects to have another person registered he shall testify his election by executing to that person a transfer of the share.  All the limitations, restrictions, and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer signed by that member.

38.	Rights of unregistered executors and trustees

Where the registered holder of any share dies or becomes bankrupt his personal representative or the assignee of his estate, as the case may be, shall upon the production of such evidence as may from time to time be properly required by the Directors in that behalf, be entitled to the same dividends and other advantages, and to the same rights (whether in relation to meetings of the Company, or to voting , or otherwise), as the registered holder would have been entitled to if he had not died or become bankrupt; and where two or more persons are jointly entitled to any share in consequence of the death of the registered holder they shall, for the purposed of these Articles be deemed to be joint holders of the share.

FORFEITURE OF SHARES

39.           Notice requiring payments of calls

If a member fails to pay any call or installment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call or installment remains unpaid serve a notice on him requiring payment of so much of the call or installment as is unpaid, together with any interest which may have accrued.

40.           Notice to state time and place

The notice shall name a further day (not earlier than the expiration of 14 days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

41.	Forfeiture on non-compliance with notice

If the requirements of any such notice as aforesaid are not compiled with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect.  Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

42.	Sale or disposition of forfeited shares

A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

43.	Rights and liabilities of persons whose shares have been forfeited

A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all money which, at the date of forfeiture, was payable by him to the Company in respect of the shares (together with interest at the rate of 8 per cent per annum from the date of forfeiture on the money for the time being unpaid if the Directors think fit to enforce payment of such interest),  but his liability shall cease if and when the Company receives payment in full of all such money in respect of the shares.

44.	Title to shares forfeited

A statutory declaration in writing that the declarant is a Director or the Secretary of the Company, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.

45.	Powers of Company on disposition of forfeited shares

Any share so forfeited shall be deemed to be the property of the Company.  The Company may receive the consideration, if any, given for a forfeited share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale, or disposal of the share.

46.	Articles as to forfeiture applicable to non-payment on shares

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, as if the same had been payable by virtue of a call duly made and notified.

CONVERSION OF SHARES INTO STOCK

47.	Power to convert into stock

The Company may by ordinary resolution passed at a general meeting convert any paid-up shares into stock and reconvert any stock into paid-up shares.

48.	Transfer of stock

The holders of stock may transfer the same or any part thereof in the same manner and subject to the same Articles as the shares from which the stock arose might previously to conversion have been transferred or as near thereto as circumstances admit; but the Directors may from time to time fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of that minimum.

49.	Rights of stockholders

The holders of stock shall according to the number of the stock units held by them have the same rights, privileges and advantages as regards dividends, voting at meetings of the Company and other matters as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in the dividends and profits of the Company and in the assets on winding up) shall be conferred by any such aliquot part of stock which would not if existing in shares have conferred that privilege or advantage.

50.	Interpretation

Such of the Articles of the Company as are applicable to paid-up shares shall apply to stock, and the words “share” and “shareholder” therein shall include “stock” and “stockholder”.

ALTERATION OF CAPITAL

51.	Power to consolidate, cancel, subdivide shares and convert class of shares

The Company may from time to time by ordinary resolution do one or more of the following:-

(a)	Consolidate and divide all or any of its share capital;

(b)	subject to the provisions of these Articles and the Act, convert any class of shares into any other class of shares; and

(c)	cancel shares which at the date of the passing of the resolutions in that behalf have not been taken or agreed to be taken by any person or which have been forfeited.

52.	Power to reduce share capital

The Company may by special resolution reduce its share capital in any manner and subject to, any incident authorized, and consent required by law.

GENERAL MEETINGS

53.	Annual General Meeting

Unless dispensed with in accordance with the Act, an annual general meeting of the Company shall be held in each calendar year or at such time as may be permitted by the Act.  All general meetings other than the annual general meetings shall be called extraordinary general meetings.

54.	Calling extraordinary general meetings

Any Director may whenever he thinks  fit convene an extraordinary general meeting, and extraordinary general meetings shall be convened on such requisition or in default may be convened by such requisitionists as provided by the Act.

55.	Time and place of meeting

The time and place of any meeting shall be determined by the convenors of the meeting.

NOTICE OF GENERAL MEETINGS

56.	(1) Notice of Meetings

Subject to the provisions of the Act as to special resolutions and agreements for shorter notice, a meeting of the Company shall be called by 14 days’ notice in writing at the least.

(2)	Period and form of notice

The notice shall be exclusive of the day on which it is served or deemed to be served  and inclusive of the day for which it is given and  shall specify the place,  the day and the hour of the meeting and in case of special business the general nature of the business.

(3)	Notice of right to appoint proxies
`
In every notice calling a meeting there shall appear with reasonable prominence a statement that a member entitled to attend and vote is entitled to appoint not more than two proxies to attend and vote instead of him and that a proxy need not also be a member.

57.	Special business

All business shall be special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of declaring a dividend, the consideration of the accounts, balance-sheets and the reports of the Directors and auditors and the appointment and fixing of the remuneration of the auditors.

58.	(1) Persons who should be given notice

Notice of every general meeting shall be given in any manner authorized by these Articles to:

(a)	every member holding shares conferring the right to attend and vote at the meeting;

(b)	the Directors (including alternate Director) of the Company; and

(c)	the auditors of the Company.

(2)	Notice given to debenture holders when necessary

No other person shall be entitled to receive notices of general meetings; provided that if the meeting be called for the alteration of the Company’s objects, the provisions of the Act regarding notices to debenture holders shall be compiled with.

(3)	Accidental omission to give and non-receipt of notice

The accidental omission to give notice of a meeting to or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings at the meeting.

PROCEEDINGS AT GENERAL MEETING

59.	Quorum

No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business.  Where the Company has only one member, that sole member shall constitute a quorum for any general meeting.  Save as herein otherwise provided, two members shall form a quorum.

For the purposes of this Article “member” includes a person attending as a proxy or as representing a corporation or a limited liability partnership which is a member, and joint holders of any share shall be treated as one member.

60.	Adjournment if quorum not present

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week at the same time and place as the original meeting, or to such other day and at such other time and place as the Directors may determine.

61.	Chairman

The Chairman, if any, of the Board of Directors shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he is not present within 10 minutes after the time appointed for the holding of the meeting or is unwilling to act, the Deputy Chairman shall preside as Chairman of the meeting.  If there is no such Deputy Chairman present at the meeting and willing to act as Chairman the members present shall appoint a Direct as Chairman of the meeting or if no Director is present or if all Directors present are unwilling to act, the members present shall elect one of their number to be Chairman of the meeting.

62.	Adjournment

The Chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.  When a meeting  is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.  Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

63.	Method of voting

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless before or on the declaration of the result of the show of hands a poll is demanded:

(a)	by the Chairman;

(b)	by at least three members present in person or by proxy;

(c)	by any member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(d)
by a member or members holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total number sum paid up on all the shares conferring that right; unless a poll is so demanded by the Chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.  The demand for a poll may be withdrawn.

64.	Taking a poll

If a poll is duly demanded it shall be taken in such manner and either at once or after an interval or adjournment or otherwise as the Chairman directs, and the result of the poll shall be the resolution of the meeting at which the poll was demanded.  No poll shall be demanded on the election of a Chairman of a meeting and a poll demanded on a question of adjournment shall be taken at the meeting and without adjournment.

65.	Other business to proceed

The demand of a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded.

66.	Error in counting of votes

If at any general meeting any votes shall be counted which ought not to have been counted or might have been rejected, the error shall not vitiate the result of the voting unless it be pointed out at the same meeting, and be of sufficient magnitude to vitiate the result of the voting.

67.	Resolution by written means

Subject to the provisions of the Act, any resolution may be passed by written means or such other permitted alternative form in accordance with these Articles provided that where:

(a)
a resolution is stated to be a special resolution, it must have been formally agreed to on any date by one or more members of the Company who on that date represent at least 75% of the total voting rights of all members who on that date would have the right to vote on that resolution at a general meeting of the Company; and

(b)
the resolution does not state that it is a special resolution, it must have been formally agreed on any date by one or more members of the Company who on that date represent a majority of the total voting rights of all members who on that date would have the right to vote on that resolution at a general meeting of the Company.

For the purpose of this Article, a member shall be deemed to have formally agreed to a resolution if the document received from the member is (i) in legible form or a permitted alternative form; (ii) indicates that the member has agreed to the resolution; and (iii) includes the text of the resolution or refers to the resolution being agreed to.

68.	Voting rights of members

Subject to any rights or restrictions for the time being attached to any class or classes of shares, at a meeting of members or classes of members each member entitled to vote may vote in person or by proxy or by attorney.  On a show of hands every member present in person or by proxy shall have one vote.  Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a poll every member present in person or by proxy shall have one vote for each share he holds.

69.	Chairman’s casting vote

In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a second or casting vote in addition to the vote or votes to which he may be entitled as a member.

70.	Voting rights of joint holders

In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

71.	Corporation and limited liability partnerships acting by representatives

Any corporation or limited liability partnership which is a member of the Company may by resolution of its Directors or other governing body authorise any person to act as its representative at any general meeting of the Company or of any class of members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation or limited liability partnership as a corporation  or limited liability partnership would exercise if it were personally present at the meeting.

72.	Right to vote

Every member (other than a holder of treasury shares) shall be entitled to be present and to vote at any general meeting either personally or by proxy in respect of any shares upon which all calls due to the Company have been paid.

73.	Objections

No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes.  Any such objection made in due time shall be referred to the Chairman of the meeting, whose decision shall be final and conclusive.

74.	Appointment of proxies

A member may appoint not more than two proxies to attend at the same meeting.  Where a member appoints more than one proxy, he shall specify the proportion of his shareholding to be represented by each proxy.  The instrument appointing a proxy or representative shall be in writing under the hand of the appointor or of his attorney duly authorized in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney dully authorized or, if the appointor is a limited liability partnership under the hand of an officer or attorney duly authorised.  A proxy or representative may but need not be a member of the Company.  The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.  The instrument appointing a proxy shall be in the common form or in such other form as the Directors may from time to time approve.

75.	Deposit of instrument appointing a proxy

The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a certified copy thereof shall be deposited at the registered office of the Company, or at such other place in Singapore as is specified for that purpose in the notice convening the meeting, not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or, in the case of a poll, not less than 24 hours before the time appointed for the taking of the poll, and in default the instrument of proxy shall not be treated as valid.

76.	Intervening death or insanity of principal not to revoke proxy

A vote given in accordance with the terms of an instrument of proxy or attorney shall be valid notwithstanding the previous death or unsoundness of mind of the principal or revocation of the instrument or of the authority under which the instrument was executed, or the transfer of the share in respect of which the instrument is given, if no intimation in writing of such death, unsoundness of mind, revocation, or transfer as aforesaid has been received by the Company at the registered office before the commencement of the meeting or adjourned meeting at which the instrument is used.

DIRECTORS

77.	Number of Directors

The minimum number of Directors shall be one.  All the Directors of the Company shall be natural persons.

78.	Director need not be a member of Company

A Director need not be a member of the Company, but shall be entitled to receive notice of and to attend all general meetings of the Company.

79.	Directors fees

The fees payable to Directors shall from time to time be determined by the Company in general meeting.  Such fees shall be divided amongst the Directors in such proportions and in such manner as they may agree and in default of agreement equally, except that in the latter event any  Director who shall hold office for part only of the period in respect of which such fees are payable shall be entitled to rank in such division for the proportion of the fees related to the period during which he has held office.

80.	Expenses

The Directors may be paid all traveling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or in connection with the business of the Company.

81.	Extra remuneration

Any Director who is appointed to any executive office or serves on any committee or who otherwise performs or renders services which, in the opinion of the Directors, are outside his ordinary duties as a Director, may be paid such remuneration as the Directors may determine.

82.	(1)	Declaration of Director’s interest in transaction with Company

A Director who is in any way whether directly or indirectly interested in a transaction or proposed transaction with  the Company shall declare the nature of his interest at a meeting of the Directors in accordance with the Act, but notwithstanding his interest he may vote and be counted in the quorum present at any meeting of the Directors.

(2)	Declaration of Director’s conflict of interest

A Director who holds any office or possesses any property whereby whether directly or indirectly duties or interests might be created in conflict with his duties or interests as Director shall declare the fact and the  nature, character and extent of the  conflict at  a meeting of the Directors of the Company in accordance with the Act.

(3)           Power of Director to hold office of profit and to contract with Company

A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine.  No Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as a vendor, purchaser or otherwise.  No such contract and no contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested shall be liable to be avoided nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

(4)           Holding of office in other companies

A Director of the Company may become or continue to be a director or other officer of or otherwise be interested in any company  whether or not the Company is interested as a shareholder or otherwise and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of or from his interests in such other company unless the Company otherwise directs.

83.	Directors shall keep registers

The Directors shall keep Registers as required by the Act.

APPOINTMENT AND REMOVAL OF DIRECTORS

84.	Directors’ power to fill casual vacancies and to appoint additional Directors

The Directors may at any time, and from time to time, appoint any person to be a Director, either to fill a casual vacancy or as an addition to their number.

85.	Removal of Director

The Company may by ordinary resolution remove any Director before the expiration of his period of office, and may by an ordinary resolution appoint another person as Director in his stead.

86.	Vacation of office of Director

The office of a Director shall become vacant if:-

(a)	he ceases to be a Director by virtue of the Act;

(b)	he becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c)	he becomes prohibited by law from continuing to be a Director;

(d)	he becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental disorder;

(e)	he resigns his office by notice in writing to the Company; or

(f)	he is removed from office pursuant to a resolution passed by the Company in general meeting.

POWERS AND DUTIES OF DIRECTORS

87.	General power of Directors to manage Company’s business

The business of the Company shall be managed by the Directors who may exercise all powers of the Company as are not, by the Act or by these Articles, required to be exercised by the Company in general meeting.  The exercise of such powers of the Company by the Directors shall be subject to these Articles, the Act and such regulations being not inconsistent with these Articles or the Act as may be prescribed by the Company in general meeting; but no regulation made by the Company in general meeting  shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

88.	Power of sale or disposal of Company’s property

Without prejudice to the generality of the preceding Article, any sale or disposal by the Directors of the whole or substantially the whole of the undertaking or property of the Company shall be subject to the prior approval of the Company in general meeting.

89.	Directors’ borrowing powers

The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and to issue debentures and other securities whether outright or as security for any debt, liability, or obligation of the Company or of any third party.

90.	Delegation of Directors’ powers

The Directors may delegate any of their powers other than the powers to borrow and make calls to committees consisting of such persons (whether Directors or not) as they think fit.  Any committee so formed shall in the exercise of the power so delegated conform to any regulations that may from time to time be imposed upon them by the Board.

91.	Power to establish local boards

The Directors from time to time and at any time may establish any local boards or agencies for managing any of the affairs of the Company either in the Republic of Singapore or elsewhere and may appoint any persons to be members of such local boards or any managers inspectors or agents and may fix their remuneration and may delegate to any local board, manager, inspector or agent any of the powers, authorities and discretion vested in the Directors with power to  sub-delegate and may authorise the members of any local board or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit and the Directors may remove any person so appointed and may annul or vary such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.  Every Director while present in the country or territory in which any such local board or any committee thereof shall have been established shall be ex-officio a member thereof and entitled to attend and vote at all meetings thereof held while he is present in such country or territory.

92.	Power of appoint attorney

The Directors may from time to time by power of attorney appoint any corporation, firm, or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

93.	Execution of negotiable instruments and receipts for money paid

All cheques, promissory notes, drafts, bills or exchange and other negotiable instruments, and all receipts for money paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, by any two Directors or in such other manner as the Directors from time to time determine.

94.	Power to keep a Branch Register

The Directors may exercise the powers conferred upon the Company by the Act with regard to the keeping of a Branch Register, and the Directors may (subject to the provisions of the Act) make and vary such regulations as they may think fit respecting the keeping of any such register.

PROCEEDINGS OF DIRECTORS

95.	Meetings of Directors

The Directors may meet together for the dispatch of business adjourn and otherwise regulate their meetings as they think fit.  A Director may at any time and the Secretary shall at the request of a Director summon a meeting of the Directors.

96.	Questions to be decided at meeting

Subject to these Articles questions arising at any meeting of Directors shall be decided by a majority of votes and a determination by a majority of Directors shall for all purposes be deemed a determination of the Directors.  In case of an equality of votes the Chairman of the meeting shall have a second or casting vote.

97.	Quorum

The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and  unless so fixed shall be two, except where the Company has only a sole Director, in which case the sole Director shall constitute a quorum.

98.	Proceedings in case of vacancies

The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number or of summoning a general meeting of the Company, but for no other purpose.

99.	Chairman of Directors

The Directors may elect a Chairman and a Deputy Chairman.  The Chairman shall preside at all meetings of the Board but if at any time there is no Chairman or if at any meeting the Chairman is not present within 10 minutes after the time appointed for holding the meeting the Deputy Chairman shall preside at the meeting.  If there is no Deputy Chairman or the Deputy Chairman is not present at the meeting the Directors present may choose one of their number to be Chairman of the meeting.

100.	Chairman of committee

A committee formed by the Directors to exercise powers delegated by them may elect a Chairman of its meetings; if no such Chairman is elected, or if at any meeting the Chairman is not present within 10 minutes after the time appointed for holding the meeting, the members present may choose one of their number to be Chairman of the meeting.

101.	Meetings of committee

A committee may meet and adjourn its meeting as it thinks proper.  Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes the Chairman shall have a second or casting vote.

102.	Validity of acts of Directors in spite of some formal defects

All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

103.	Resolutions in writing

A resolution in writing, signed by the Directors being not less than the number required to constitute a quorum, shall be as valid and effectual as if it had been passed at a meeting of the Directors duly convened and held.  A written notice of confirmation of such resolution sent by a Director shall be deemed to be his signature to such resolution in writing for the purpose of this Article.  Any such resolution may consist of several documents in like form, each signed by one or more Directors.  In this Article, the expressions “in writing” and “signed” include approval by any such director by letter, facsimile, telex, cable, telegram or any form of electronic communication approved by the directors for such purpose from time to time incorporating, if deemed necessary, the use of security and/or identification procedures and devices so approved.

104.	Resolutions by a Single Director

In the event the Company has only one Director, that Director may make a declaration required or authorized to be made under the Act by recording the declaration and signing the record; and such recording and signing of the declaration satisfies any requirement in the Act that the declaration be made at a meeting of the Directors.

105.	Resolutions by telephone, close circuit television, electronic and audio visual conferences

The Directors may, if they think fit, confer by telephone, close circuit television or other electronic means or audio or audio visual communication.  A resolution passed by a majority of the Directors for the time being of the Company at such conference shall, notwithstanding the Directors are not present together in one place at the time of conference, be as valid and effectual as if it had been passed at a meeting of the Directors of the Company duly convened and held.  A meeting conducted by telephone or other  means of communication as aforesaid is deemed to be held at the place agreed upon by the Directors attending the meeting, provided at least on of the Directors present at the meeting was at that place for the duration of the meeting.

106.	Minutes of Meeting

The Directors shall cause minutes to be made:-

(a)	of names of Directors present at all meetings of the Company and of the Directors; and

(b)	of all resolutions and proceedings at all meetings of the Company and of the Directors and of any committee of Directors.

Such minutes shall be signed by the Chairman of the meeting at which the proceedings were held or by the Chairman of the next succeeding meeting.

ALTERNATE DIRECTORS

107.	Appointment of Alternate Directors

Any Director may appoint a person approved by the majority of the other Directors to be an alternate Director in his place during such period as he thinks fit.  Any person while he so holds office as a alternate Director shall be entitled to notice of meetings of the Directors and to attend and vote thereat accordingly, and to exercise all the powers of the appointor in his place. An alternate Director shall not require any share qualification, and shall ipso facto vacate office if the appointor vacates office as a Director otherwise than by retiring and being re-elected at the same meeting or removes the appointee from office.  Any appointment or removal under this Article shall be effected by notice in writing under the hand of the Director making the same.  Any fee paid by the Company to the alternate Director shall be deducted from the remuneration payable to his appointor.

MANAGING DIRECTORS

108.	Appointment of Managing Director

The Directors may from time to time appoint one or more of their body to the office of Managing Director for such  period and on such terms as they think fit and, subject to the terms of any agreement entered into in any particular case, may revoke any such appointment.  The appointment of a Director so appointed shall be automatically terminated if he ceases for any cause to be a Director.

109.	Remuneration of Managing Director

A Managing Director shall, subject to the terms of any agreement entered into in any particular case, receive such remuneration (whether by way of salary, commission, or participation in profits, or partly in one way and partly in another) as the Directors may determine.

110.	Powers of Managing Director

A Managing Director shall be subject to the control of the Directors.  The Directors may entrust to and confer upon a Managing Director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter, or vary all or any of those powers.

SECRETARY

111.	Appointment of Secretary

The Secretary shall in accordance with the Act be appointed by the Directors for such term, at such remuneration, and upon such conditions as they may think fit and any Secretary so appointed ma be removed by them.

112.	Same person cannot act as Director and Secretary

A provision of the Act or these Articles requiring or authorising a thing to be done by or in relation to a Director and the Secretary shall not be satisfied by its being done by or  in relation to the same person acting both as Director and as, or in place of, the Secretary.

SEAL

113.	Seal

The Directors shall provide for the safe custody of the seal, which shall only be used by the authority of the Directors or of a committee of the Directors authorized by the Directors in that behalf.  Every instrument to which the seal is affixed shall bear the autographic or facsimile signatures of a Director and the Secretary or a second Director or some other person appointed by the Directors for the purpose.  Any facsimile signature may be reproduced by mechanical electronic or other method approved by the Directors.

114.	Official Seal

The Company may exercise all the powers conferred by the Act to have an official seal for use abroad and such official seal shall be affixed by the authority and in the presence of and the instruments sealed therewith shall be signed by such person as the Directors shall from time to time by writing under the seal appoint.

115.	Duplicate Common Seal

The Company may have a duplicate common seal which shall be a facsimile of the common seal of the Company with the addition on its face of the words “Share Seal” and a share certificate under such duplicate seal shall be deemed to be sealed with the seal of the Company.

ACCOUNTS

116.	Directors to keep proper accounts

The Directors shall cause proper accounting and other records to be kept and shall distribute copies of balance-sheets and other documents as required by the Act, and shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounting and  other records of the Company or any of them shall be open to the inspection of members not being Directors, and no member (not being a Director) shall have any right of inspecting any account or book or paper of the Company except as conferred by Statute or authorized by the Directors or by the Company in general meeting.

117.	Presentation of accounts

The Directors shall from time to time in accordance with the Act cause to be prepared and to be laid before the Company in general meeting such profit and loss accounts, balance-sheets and reports as are required under the Act.

118.	Copies of accounts

A copy of every balance-sheet (including every document required by law to be annexed thereto) which is to be laid before the Company in general meeting together with a copy of the auditor’s report shall not less than 14 days before the date of the meeting be delivered or sent by post to every member of and every holder of debentures of the Company.  Provided that this Article shall not require a copy of those documents to be sent to any person of whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.

AUDIT

119.	Appointment of auditors

Auditors shall be appointed and their duties regulated in accordance with the Act.

DIVIDENDS AND RESERVES

120.	Dividends

The Company in general meeting may declare dividends, but no dividend shall exceed the amount  recommended by the Directors.  Treasury shares issued by the Company, if any, shall not be entitled to dividends.

121.	Interim dividend

The Directors may from time to time pay to the members such interim dividends as appear to the Directors to be justified by the profits of the Company.

122.	Payment of dividends

No dividend shall be paid otherwise than out of profits or shall bear interest against the Company.

123.	Power to carry profit to reserve

The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied, and pending any such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares in the Company) as the Directors may from time to time think fit.  The Directors may also without placing the same to reserve carry forward any profits which they may think prudent not to divide.

124.	Apportionment of dividends

Subject to the rights or restrictions attached to any shares or class of shares and except as otherwise permitted under the Act:

(a)
all dividends in respect of shares shall be declared and paid according to the number of shares held by a member but where shares are partly paid all dividends must be apportioned and paid proportionately to the amounts paid or credited as paid on the partly paid shares; and

(b)
all dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date that share shall rank for dividend accordingly.

For the purposes of this Article, an amount paid or credited as paid on a share in advance of a call is to be ignored.

125.	Deduction of debts due to Company

The Directors may  deduct from any dividend payable to any member all sums of money, if any, presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

126.	Payment of dividend in specie

Any general meeting declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and in particular of paid-up shares, debentures or  debenture stock of any other company or in any one or more of such ways and the Directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.

127.	Dividends payable by cheque

Any dividend, interest, or other money payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of that one of the joint holders who is first named on the Register of Members or to such person and to such address as the holder or joint holders may in writing direct.  Every such cheque or warrant shall be made payable to the order of the person to whom it is sent.  Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other money payable in respect of the shares held by them as joint holders.

128.	Effect of transfer

A transfer of a share shall not pass the right to any dividend declared in respect thereof before the transfer has been registered.

CAPITALIZATION OF PROFITS

129.	Power to capitalize profits

(1)
The Directors may, with the sanction of an ordinary resolution of the Company issue  bonus shares for which no consideration is  payable to the Company, to the persons registered as holders of shares at the close of business on:

(a)	the date of the ordinary resolution (or such other date as may be specified therein or determined as therein provided); or

(b)	such other date as may be determined by the Directors, in proportion to their then holdings of shares; and

in proportion to their then holdings of shares and applying such sum on their behalf in paying up in full new shares (or, subject to any special rights previously conferred on any shares or class of shares for the time being issued) for allotment  and distribution credited as fully paid up to and amongst them as bonus shares in the proportion aforesaid.

(2)
In addition and without  prejudice to  the powers provided for by Article 129(1), the Directors shall have power to issue shares for which no consideration is payable and to apply such profits or other moneys in paying up in full, in each case on terms that such shares shall, upon issue, be held by or for the benefit of participants of any share incentive or option scheme or plan implemented by the Company and approved by shareholders in general meeting and on such terms as the Directors shall think fit.

130.	Implementation of resolution

The Directors may do all acts and things considered necessary or expedient to give effect to any such bonus issue under Article 129(1), with full power to the Directors to make such provisions as they think fit for any fractional entitlements which would arise on the basis aforesaid (including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the Company rather than to the members concerned).  The Directors may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for any such bonus issue and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

NOTICES

131.	Service of notices

(1)
A notice or document (including without limitations a share certificate, any accounts, balance sheet or report) may be given by the  Company to any member either personally or by sending it by post to him at his registered address, or such other address supplied by him to the Company or such permitted alternative form for the giving of notices to him.  Any notice to be sent to a member at an address outside Singapore shall be sent by airmail or such permitted alternative form.  Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying and posting a letter  containing the notice, and to have been effected in the case of a notice of a meeting on the day after the date of its posting, and in any other case at the time at which the letter would be delivered in the ordinary course of post.  Any notice given, sent or served using permitted alternative form shall be deemed to have been duly given, sent or served upon transmission of the electronic communication to the current address of such person or as otherwise provided under the Act and/or other applicable regulations or procedures.

(2)
Any notice on behalf of the Company or of the Directors shall be deemed effectual if it purports to bear the signature of the Secretary or other duly authorized officer of the Company, whether such signature is printed, written or electronically signed.

132.	Service of notices in respect of joint holders

A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first named in the Register of Members in respect of the share.

133.	Service of notices after death or bankruptcy of a member

A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or assignee of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

WINDING UP

134.	Distribution of surplus assets

If the Company shall be wound up, subject to due provision being made satisfying the claims of any holders of shares having attached thereto any special rights in regard to the repayment of capital, the surplus assets shall be applied in repayment of the capital paid up or credited as paid up on the shares at the commencement of the winding up.  If the surplus assets shall be insufficient to repay the whole of the capital paid up or credited as paid up on the shares, such assets shall be distributed (as nearly as practicable) in proportion to the capital paid up or credited as paid up on the shares at the commencement of the winding up.

135.	Distribution of assets in specie

If the Company shall be wound up, the liquidators may, with the sanction of a special resolution, divide among the members in specie any part of the assets of the Company and any such division may be otherwise than in accordance with the existing rights of the members, but so that if any division  is resolved or otherwise than in accordance with such rights, the members shall have the same right of dissent and consequential rights as if such resolution were a special resolution passed pursuant to Section 306 of the Act.  A special resolution sanctioning a transfer or sale to another company duly passed pursuant to the said Section may in like manner authorise the distribution of any shares or other consideration receivable by the liquidators amongst the members otherwise than in accordance wit their existing rights; and any such determination shall be binding  upon all  the members subject to the right of dissent and consequential rights conferred by the said Section.

136.	Service of notice by liquidator

In the event of a winding up of the Company every member of the Company who is not for the time being in Singapore shall be bound, within 14 days after the passing of an effective resolution to wind up the Company voluntarily, or within the like period after the making of  an order for the winding  up of the  Company, to serve notice in writing on the Company appointing some householder in Singapore upon whom all summonses, notices, processes, orders and judgments in relation to or under the winding up of the Company may be served, and in default of such nomination the liquidator of the Company shall be at liberty on behalf of such member to appoint some such person, and  service upon any such appointee shall be deemed to be a good personal service on such member for all purposes, and where the liquidator makes any such appointment he shall, with all convenient speed, give notice thereof to such member by a registered letter sent through the post and addressed to such member at his address as appearing in the Register, and such notice shall be deemed to be served on the day following that on which the letter is posted

INDEMNITY

137.	Indemnity of Directors and officers

Every Director, Managing Director, agent, auditor, Secretary and other officer for the time being of the Company shall be indemnified out of the assets of the Company against any liability incurred by him in defending any proceedings whether civil or criminal in which judgment is given in his favour or in which he is acquitted or in connection  with any application under Section 391 of the Act in which relief is granted to him by the Court in respect of any negligence, default, breach of duty or breach of trust.

NAME, ADDRESS AND DESCRIPTION OF SUBSCRIBER

Name:	Inter Parfums, S.A.

Address:	4 rond-point des Champs
Elysees F- 75008

Description:	Company Incorporated in Paris, France

Philippe Benacin, CEO    of Inter Parfums, S.A.

acting for and on behalf of Inter Parfums, S.A. pursuant to the Power of Attorney dated

/s/ Philippe Benacin
(signature)	[inter parfums sa seal]

Witness to the above signature

Name:

(Notary Public) [/s/ unintelligible]

 Dated this    22nd    day of       April 2010

interparfums

POWER OF ATTORNEY

BY THIS POWER OF ATTORNEY given on the 22nd day of April 2010, Inter Parfums, S.A., a company incorporated in Paris, France and having its registered office at 4 rond-point des Champs, Elysees F-75008, Paris, France hereby appoints Mr. Philippe Benacin, Passport no. 09AR50223 of 17 April 2009 (hereinafter called “the Attorney”), its true and lawful attorney and the attorney be and is hereby authorized to subscribe on behalf of Inter Parfums, S.A. to the Memorandum and Articles of Associate of a company to be incorporated in Singapore and to be known as Interparfums Singapore Pte. Ltd. (the “Company”) for one ordinary share valued at S$1.00 in the capital of the Company and to sign any other documents requiring execution by Inter Parfums, S.A. relating to the incorporation of such Company.

The Common Seal of	)
INTER PARFUMS, S.A,	)
Was hereunto affixed in the	)
presence of:	)	/s/ Philippe Santi

[/s/ notary- unintelligible]		Director